                               WARRANT AGREEMENT


          This WARRANT AGREEMENT (this "Agreement") dated as of August 7, 1998, is by and between Iterated Systems, Inc., a Georgia corporation ("Iterated"), and MCI Telecommunications Corporation, a Delaware corporation ("MCI").

          WHEREAS, as of the date hereof, Iterated and MCI have executed that certain Contract (the "Master License Agreement");

          WHEREAS, as inducement for MCI to enter into the Master License Agreement, Iterated has agreed to enter into this Agreement and to issue to MCI warrants to purchase shares of its Common Stock, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of premises set forth herein, the mutual terms, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE 1 -- DEFINITIONS

     1.1  Capitalized Terms.  Capitalized terms used but not defined herein
          -----------------
which are defined in the Master License Agreement shall have the meanings assigned to such terms in the Master License Agreement.

     1.2  Definitions.  The following capitalized terms shall have the meanings
          -----------
set forth below:

     "Affiliate" shall mean, with respect to any Person, any other Person which
      ---------
controls, directly or indirectly, is controlled by, or is under common control with such Person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Agreement and the exhibits and schedules
      ---------
attached hereto and incorporated herein.

     "Business Day" means any day that is not a Saturday, Sunday or legal
      ------------
holiday in New York City.

     "Capital Stock" means any and all shares, interests, participations, or
      -------------
other equivalents (however designated) of capital stock, or any and all equivalent ownership interests.

     "Cash Merger Transaction" shall have the meaning set forth in Section 3.2.
      -----------------------

     "Common Stock" means the common stock of Iterated, par value $.01 per
      ------------
share, and any and all shares, interests, participations or equivalent ownership interests of Iterated, including without limitation any class or series of stock (regardless of how classified or designated) of Iterated that has the right (subject to any prior rights of any other class or series of stock) to participate in any distribution of the assets or earnings of Iterated without effective or practical limit as to per share amount.

     "Holder" shall mean MCI and any other Person which, at the time, holds any
      ------
Warrants.

     "Initial Exercise Price" shall have the meaning set forth in Section 2.1.
      ----------------------

     "Initial Public Offering" means the initial Public Offering of Iterated's
      -----------------------
Common Stock.

     "IPO Date" shall mean the date on which the consummation of the Initial
      --------
Public Offering occurs.

     "Market Price" as of any date with respect to any security means the
      ------------
average of the Quoted Prices of such security for the twenty (20) consecutive days such securities are traded ("Trading Days") (or, if such security is publicly traded but has been so traded for less than twenty (20) consecutive Trading Days, such shorter period in which such security has been publicly traded) immediately preceding such date; provided, however, that, if an Adjustment Event occurs with respect to such security during the period from the first of such consecutive Trading Days through the last of such consecutive Trading Days, the computation of Market Price shall be appropriately adjusted to take account of such Adjustment Event. "Quoted Price" of any security for any date shall be the last reported sales price of such security as reported by the principal national securities exchange on which such security is listed or traded, or as reported by the Nasdaq National Market, or if such security is neither so reported nor listed or traded, the average of the last reported bid and ask prices of such security in the over-the-counter market on such date. If such security is not listed or traded on any national securities exchange or quoted in the over-the-counter market, the Market Price shall be deemed an amount mutually agreed upon between Iterated and MCI, and if no agreement can be reached, then the Market Price of such security as of any date shall be the fair market value thereof as determined by an independent nationally recognized investment banking firm selected by investment banking firms representing each of Iterated and MCI. Iterated shall pay all costs of all determinations of fair market value by such nationally recognized investment banking firm.

     "Outstanding Basis" means at any date as of which the number of shares of
      -----------------
Iterated is to be determined the sum of (a) all shares of Common Stock of Iterated outstanding at such date, and (b) the maximum number of shares of Common Stock of Iterated issuable pursuant to the Warrants, as if the Warrants had been exercised.

     "Person" means any individual, sole proprietorship, partnership,
      ------
corporation, limited liability company, joint venture, trust, association, institution, public benefit corporation, governmental agency or other entity and the heirs, executors, administrators, legal representatives, successors and assigns of such Person, as the context may require.

     "Public Offering" means after the date hereof the sale and issuance by
      ----------------
Iterated of shares of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, which is underwritten on a firmly committed basis.

     "Successor" shall have the meaning set forth in Section 3.1.
      ---------

     "Warrant" or "Warrants" shall have the meaning set forth in Section 2.1.
      ---------------------


                          ARTICLE 2 -- WARRANT GRANT

     2.1  Grant.  Concurrently with the execution and delivery of this Agreement
          -----
and the Master License Agreement, Iterated shall issue and deliver to MCI warrants to purchase shares of Common Stock, which warrants shall be substantially in the form of Exhibit A attached hereto (the "Warrants"). The
                             ---------
Warrants shall entitle the Holder thereof to purchase up to 1,452,570 shares of Common Stock (representing, as of the date hereof, ten percent (10%) of the number of shares of Capital Stock of Iterated, on an Outstanding Basis, calculated after giving effect to the grant of the Warrants, hereinafter referred to as the "Warrant Shares"), subject to adjustment as set forth therein.

     2.2  Exercise Price.  The initial exercise price for the Warrants shall be
          --------------
equal to $5.00 per share, subject to adjustment as set forth therein (the "Initial Exercise Price").

     2.3  Exercise Period.  The Warrants shall be exercisable at any time and
          ---------------
from time to time, in whole or in part, for a period of four (4) years commencing from and after the date of issuance of the Warrants, as such exercise period may be extended as provided in the Warrants for the purpose of obtaining any necessary governmental approvals or curing any default.


                  ARTICLE 3 --CERTAIN MERGERS AND ASSET SALES

     3.1  Non-Cash Merger.  In case any of the following shall occur:
          ---------------

          (a) the consummation of any consolidation or merger to which Iterated is a party (other than (i) a merger in which Iterated is the surviving corporation and which does not result in any reclassification of, or change in, any of the outstanding shares of Common Stock of Iterated, or (ii) a merger or consolidation which results in the holders of all outstanding shares of Common Stock of Iterated being entitled to receive solely cash and/or securities that are not equity securities of the Successor with respect to or in exchange for their shares of Common Stock of Iterated); or

          (b) the consummation of any sale or conveyance to another Person of the property of Iterated as an entirety or substantially as an entirety which is effected in such a way that holders of any of the outstanding shares of Common Stock of Iterated are entitled to receive stock, securities or property (including cash) with respect to or in exchange for shares of Common Stock of Iterated (other than a transaction which results in the holders of outstanding shares of Common Stock of Iterated being entitled to receive solely cash and/or securities that are not equity securities of the Successor with respect to or in exchange for their shares of Common Stock of Iterated), then, and in each such case, the Person resulting from or surviving such consolidation or merger or the Person purchasing or receiving such assets (or the Person which is to be the issuer of shares of Common Stock or other equity securities to be issued or delivered with respect to or in exchange for shares of Common Stock of Iterated) shall, prior to or simultaneously with the consummation of such transaction, confirm in writing that such Person (the "Successor") shall assume all of the obligations of Iterated under this Agreement.

     3.2  Cash Merger.  In case any of the following shall occur:
          -----------

          (a) the consummation of any consolidation or merger to which Iterated is a party which results in the holders of outstanding shares of Common Stock of Iterated being entitled to receive solely cash and/or securities that are not equity securities of the Successor with respect to or in exchange for their shares of Common Stock of Iterated; or

          (b) the consummation of any sale or conveyance to another Person of the property of Iterated as an entirety or substantially as an entirety which results in the holders of outstanding shares of Common Stock of Iterated being entitled to receive solely cash and/or securities that are not equity securities of the Successor with respect to or in exchange for their shares of Common Stock of Iterated;

Iterated shall, so long as any Warrants remain outstanding, in addition to any other rights MCI may have as a holder of the Warrants, pay or cause to be paid to MCI, simultaneously with (i) the consummation of such transaction (the "Cash Merger Transaction") and (ii) the exercise of all outstanding Warrants by the Holders, an amount in cash computed in accordance with the following formula:


                    A = (2.0% - (X))(W)(Y)(Z)
where:

          A  =  the amount to be paid to MCI

          W = the number of Warrant Shares (as defined in the Warrant) then held by the Holders immediately prior to the Cash Merger Transaction divided by the number of Warrant Shares granted to MCI hereunder

          X = the product of 0.1667% multiplied by the number of consecutive three (3) month periods that have passed since the grant of the Warrants

          Y = the amount (in cash and/or in market value of securities (based on the Market Price of such securities at the time of consummation of the Cash Merger Transaction)) on a weighted average basis per share of Common Stock that holders of Common Stock will be entitled to receive with respect to or in exchange for their shares of Common Stock upon consummation of the Cash Merger Transaction

          Z = the total number of outstanding shares of Common Stock of Iterated immediately prior to consummation of the Cash Merger Transaction


                            ARTICLE 4 -- COVENANTS

     4.1  Reservation of Shares; Preservation of Rights.  Iterated hereby agrees
          ---------------------------------------------
that prior to the issuance of any Warrants, and at all times thereafter, there shall be reserved for issuance such number of shares of Common Stock and/or other securities as shall be sufficient for the issuance and delivery thereof upon exercise of all outstanding Warrants, and that Iterated shall take any and all corporate action necessary for Iterated to validly and legally issue fully paid and nonassessable shares of Common Stock and/or other securities upon the exercise of such Warrants.

     4.2  Deliveries.  In connection with the issuance and delivery to MCI of
          ----------
the Warrants, Iterated shall deliver, or arrange to deliver, the following:

          (a)  Officer's Certificates.  A certificate, dated as of the date of
               ----------------------
such issuance, duly executed on behalf of Iterated by its chief financial officer, certifying that (i) such Warrants entitle the holder thereof to purchase the correct number of shares of Common Stock or other securities, at the correct exercise price, pursuant to the terms of this Agreement; (ii) Iterated has reserved for issuance such number of shares of Common Stock or other securities sufficient for the issuance and delivery to the holder thereof upon exercise of the Warrants; and (iii) Iterated has taken all corporate action necessary to validly and legally issue fully paid and nonassessable shares of Common Stock or other securities upon the exercise of such Warrants. Such officer's certificate shall be accompanied by a detailed report setting forth the calculation of the number of shares of Common Stock or other securities, determined under clause (i) of this Section 4.2(a). In addition, Iterated shall deliver a certificate, dated as of the date of such issuance, duly executed on behalf of Iterated by its secretary whose title and signature shall be certified by another executive officer, certifying as to (w) the Articles of Incorporation and the By-Laws of Iterated; (x) the resolutions of the Board of Directors of Iterated authorizing the execution, delivery and performance of this Agreement, the Warrants and any agreements relating thereto;
(y) the incumbency of the officers executing the Warrants and any agreements relating thereto; and (z) the accuracy in all material respects of Iterated's representations and warranties set forth in this Agreement and any other agreements in connection herewith and Iterated's performance of all covenants and agreements required hereunder and under the Warrants.

          (b)  Good Standing Certificates.  A certificate of good standing with
               --------------------------
respect to Iterated, dated within twenty (20) days prior to the date of issuance of the Warrants, of the Secretary of State of the State of Georgia.

     4.3  Government Filings and Approvals.  At the request of any Holder,
          --------------------------------
Iterated shall, at its own expense, diligently make all filings with governmental authorities, except for filings made pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, in order to obtain any approval, waiver or consent that is necessary or required for the exercise of any Warrants by any Holder thereof not to cause a violation of any applicable law, regulation, rule or order.

     4.4  Certain Negative Covenants.  Prior to the IPO Date, Iterated shall
          --------------------------
not, without the prior written consent of MCI:

          (a) pay any dividends or make any other distribution on its Common Stock of any class or series, other than a stock dividend;

          (b) amend its articles of incorporation (except any amendment which increases the number of authorized shares of Common Stock) to the extent such amendment could reasonably have a material adverse effect on the economic value of the Warrants or could reasonably impair the ability of Iterated to issue Warrants or the exercise thereunder by any Holder; and

          (c) be a party to (i) any merger or consolidation with an Affiliate of Iterated (other than a merger in which Iterated is the surviving corporation and which does not result in any reclassification of, or change in, any of the outstanding shares of Common Stock of Iterated (other than a subdivision or combination, on the same pro rata basis, of the outstanding shares of Common Stock); or (ii) any transaction with an Affiliate of Iterated which results in any reclassification of any class or series of its Common Stock.

     4.5  Financial Statements and Other Reports.  If at any time Iterated does
          --------------------------------------
not have a class of equity securities registered under Section 12 of the Exchange Act, and so long as MCI or its Affiliates are the Holders of any of the Warrants, Iterated shall furnish to the Holders:

          (a) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Iterated (except for the fourth fiscal quarter), the consolidated balance sheets of Iterated its subsidiaries as at the end of such fiscal quarter and related consolidated statements of income and retained earnings and cash flow statements for Iterated and its subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustment) by the chief financial officer of Iterated as having been prepared in accordance with generally accepted accounting principles.

          (b) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Iterated, a certificate detailing the ownership of the Capital Stock of Iterated and the issuance of Capital Stock or warrants, options, convertible securities or other similar rights to purchase Capital Stock during the prior fiscal quarter, duly executed on behalf of Iterated by its chief financial officer.

          (c) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Iterated, a copy of the annual audit report for such fiscal year for Iterated, including the consolidated balance sheets of Iterated and its subsidiaries as at the end of such fiscal year and related consolidated statements of income and retained earnings and cash flow statements for Iterated and its subsidiaries for such fiscal year.

          (d) Such other information and documents as MCI may from time to time reasonably request.

     4.6  Listing of Shares.  Iterated shall, after the consummation of the
          -----------------
Initial Public Offering, use its best efforts to maintain (a) its qualification for listing on a national securities exchange, or (b) its designation for quotation on the Nasdaq National Market, as the case may be.

     4.7  Registration.  Iterated shall maintain at its principal place of
          ------------
business a register for the registration of the Warrants and registration of transfer of Warrants.

     4.8  Books and Accounts.  So long as any of the Warrants shall remain
          ------------------
outstanding, Iterated shall, and shall cause each consolidated subsidiary to, maintain proper books of record and account in which true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles.

     4.9  Transferability of Warrants.  Until the earlier of (a) three (3) years
          ---------------------------
from the date of this Agreement and (b) the IPO Date, the Warrants may only be transferred with the consent of Iterated, which consent will not be unreasonably conditioned, delayed or withheld, except that transfers to or among Affiliates of MCI will not require Iterated's consent. After such date, the Warrants will be fully transferable at any time, in whole or in part, at MCI's sole discretion. Shares issuable pursuant to the exercise of Warrants will be freely tradable, subject to applicable restrictions of transfer under federal securities laws.

     4.10  Public Announcements. Except as otherwise permitted under the Master
           --------------------
License Agreement or unless required to be made pursuant to any applicable law, regulation or other requirement of any governmental authority, neither Iterated nor MCI shall make any public announcement regarding this Agreement without the prior written consent of the other party hereto to such announcement or press release and its contents.

     4.11  Cooperation; Further Assurances. Each of the parties hereto shall
           -------------------------------
cooperate fully with the other and shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise to fulfill its obligations under this Agreement and to carry out fully the transactions contemplated hereby.

     4.12  Consents; Filings. Iterated shall make or cause to be made all such
           -----------------
filings and submissions under laws and regulations applicable to Iterated, if any, as may be required of Iterated, in order to carry out the transactions contemplated by this Agreement, including the issuance of any of the Warrants. Iterated further agrees to take all action and make all filings and submissions required to be made by Iterated that would be necessary for the exercise of a Warrant not to violate any law or regulation.

     4.13  Confidentiality.  Each of the parties and their respective agents,
           ---------------
accountants and attorneys shall keep confidential any information obtained from the other parties hereto except to the extent that (a) such information is or hereafter becomes lawfully obtainable from other sources, (b) it is necessary or appropriate to disclose such information in connection with the regulatory filings necessary to carry out the transactions contemplated herein or may otherwise be required by law or (c) to the extent such duty as to confidentiality is waived by the other party.

     4.14  Inconsistent Actions. Iterated agrees that it shall not take or agree
           --------------------
to take any of the actions prohibited by this Agreement. Iterated further agrees that it will not take or agree to take any action that is inconsistent with this Agreement or that could impair the ability of Iterated to issue the Warrants or the exercise thereunder by any Holder thereof. In addition, Iterated agrees that it will not have or adopt or amend a "poison pill" stockholder rights plan or similar plan which, at any time and whether or not MCI holds any other securities of Iterated at such time or any time thereafter, would have the effect of impairing the ability of MCI to receive, hold or exercise Warrants or securities issuable or issued upon the exercise of Warrants.

                  ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES

     Iterated hereby represents and warrants to MCI that the following matters are true, correct and complete as of the date hereof:

     5.1 Authorization of Transaction. Iterated has the full corporate power and
         -----------------------------
authority to execute and deliver this Agreement, the Warrants and any other agreements or instruments to be executed by Iterated hereunder, and to perform its obligations hereunder. The execution and delivery by Iterated of this Agreement, the Warrants, and any other agreements or instruments to be executed by Iterated and the performance of Iterated's obligations hereunder have been duly and validly authorized by all necessary corporate action. This Agreement has been, and the Warrants and any other agreements and instruments to be executed by Iterated will be, duly and validly executed and delivered by Iterated and constitute, or will constitute, the legal, valid and binding obligations of Iterated, enforceable against Iterated in accordance with their terms.

     5.2 Noncontravention. Neither the execution, delivery or performance of
         -----------------
this Agreement, the Warrants and any other agreements or instruments to be executed by Iterated hereunder will (a) conflict with or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which Iterated or any of its property is subject; or (b) conflict with or violate any provision of the articles of incorporation or bylaws of Iterated.

     5.3 Governmental and Third Party Consents. No consent, approval, order or
         --------------------------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Iterated is required in connection with the execution, delivery and performance of this Agreement or the Warrants. No consent or waiver of any Person is required in connection with the execution, delivery and performance of this Agreement or the Warrants.

     5.4 Capitalization. The 1,452,570 Warrant Shares represent ten percent
         ---------------
(10%) of the number of shares of Capital Stock of Iterated, on an Outstanding Basis as of the date hereof and the date of grant of the Warrants, calculated after giving effect to the Warrants. Iterated has delivered to MCI true and correct copies of its articles of incorporation and by-laws, and all amendments thereto, as in effect on the date hereof. As of the date hereof, the issued and outstanding Capital Stock of Iterated is as set forth in Schedule I attached hereto, and the number of shares of Common Stock of Iterated, on an Outstanding Basis, together with a reasonably detailed calculation of such number, is as set forth in Schedule I.

     5.5 Disclosure. Iterated has provided MCI with all documents and
         -----------
information which MCI has requested and all information reasonably believed by Iterated to be material to a decision to enter into this Agreement and the Master License Agreement.

                          ARTICLE 6 -- MISCELLANEOUS

     6.1 Notices. All notices, demands, requests, or other communications which
         --------
may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, or mailed first-class registered or certified mail, return receipt requested, postage pre-paid, or delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

          If to MCI:

               MCI Telecommunications Corporation
               1801 Pennsylvania Avenue, N.W.
               Washington, D.C.  20006
               Attn:  Chief Financial Officer
               Fax:  202-887-2348

          with a copy to:

               MCI Communications Corporation
               1801 Pennsylvania Avenue, N.W.
               Washington, D.C.  20006
               Attn:  General Counsel
               Fax:  202-887-3353

          If to Iterated:

               Iterated Systems, Inc.
               3525 Piedmont Road
               Suite 600
               Atlanta, Georgia 30305
               Attention:  President and CEO
               Fax:  404-264-8300

          with a copy to:

               Morris Manning & Martin, LLP
               3343 Peachtree Road, N.E.
               Suite 1600
               Atlanta, Georgia 30326
               Attention:  John C. Yates, Esq.
               Fax:  404-365-9532

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes as such time as it is delivered to the addressees (with the return receipt, the facsimile confirmed receipt, the delivery receipt or affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     6.2 Entire Agreement. This Agreement, together with the Master License
         -----------------
Agreement, including the schedules and exhibits hereto and thereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof and thereof.

     6.3 Waiver. Any term or condition of this Agreement may be waived at any
         -------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     6.4 Amendment. This Agreement may be amended, supplemented or modified only
         ----------
by a written instrument duly executed by or on behalf of each party.

     6.5 No Third Party Beneficiary. The terms and provisions of this Agreement
         ---------------------------
are intended solely for the benefit of each party hereto and their respective permitted successors or assigns, and, except as specifically provided in this Agreement, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     6.6 Binding Effect. This Agreement shall be binding upon,inures to the
         ---------------
benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     6.7 Headings. The headings used in this Agreement have been inserted for
         ---------
convenience of reference only and do not define or limit the provisions hereof.

     6.8 Schedules and Exhibits. The schedules and exhibits specifically
         -----------------------
referred to in and delivered pursuant to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

     6.9 Severability; Reformation. Should any one or more of the provisions of
         --------------------------
this Agreement or of any agreement entered into pursuant to this Agreement be determined by an arbitrator or court of proper jurisdiction to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

     6.10 Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     6.11 Counterparts. To facilitate execution, this Agreement may be executed
          -------------
in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind a party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

     6.12  Remedies.  All rights, remedies, undertakings, obligations, options,
           --------
covenants, conditions and agreements contained in this Agreement or provided by law shall be cumulative and no one of them shall be exclusive of any other. A party may pursue any one or more of its rights, options or remedies hereunder or may seek damages or specific performance in the event of any other party's breach hereunder, or may pursue any other remedy by law or equity, whether or not stated in this Agreement. MCI and Iterated recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

     6.13  Further Assurances.  Each party agrees to perform any further acts
           ------------------
and to execute and deliver any further documents reasonably necessary to or in furtherance of the intent and purposes of this Agreement.

     6.14  Attorneys' Fees.  In the event any action is brought for enforcement
           ---------------
or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs (including allocated in-house attorney costs) incurred in said action, including enforcement and collection of any judgment or award rendered therein. Said costs and attorneys' fees shall be included as part of the judgment in any such action.

     6.15  Registration Rights Agreement.  Simultaneously with the execution and
           -----------------------------
delivery of this Agreement, MCI and Iterated are entering into a Registration Rights Agreement in the form annexed hereto as Exhibit B.
                                               ---------

     6.16  Assignment.  The rights and obligations under this Agreement may not
           ----------
be assigned by either party without the prior written consent of the other party, provided that either party may assign its rights and obligations under this Agreement to an Affiliate
(i) of which such party beneficially owns directly or indirectly 80% of the voting power or (ii) of which beneficially owns directly or indirectly 80% of the voting power of such party.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have entered into this Warrant Agreement as of the date and year first above written.


                    ITERATED SYSTEMS, INC.


                    By:____________________________
                       Name:
                       Title:


                    MCI TELECOMMUNICATIONS CORPORATION


                    By:____________________________
                       Name:
                       Title:

                                  SCHEDULE I
                          CAPITALIZATION OF ITERATED


                       CAPITAL STOCK - OUTSTANDING BASIS


Current Common Shares Outstanding               13,073,125
Plus: MCI Warrants (as if issued)                1,452,570
                                                ----------
Capitalization - Outstanding Basis              14,525,695
10% of Capitalization                            1,452,570
                                                ==========


                         CAPITAL STOCK - FULLY DILUTED


Common Shares Outstanding *                     13,073,125
MCI Warrants (as if issued)                      1,452,570
Employee Options Outstanding                     3,010,650
Director Options Outstanding                       100,000
Warrants - Mosvold Farsund                         100,000
                                                ----------
Capitalization - Fully Diluted                  17,736,345
                                                ==========

This assumes that 36,100 shares repurchased by Iterated in March 1998 and May 1998 and in the process of being retired have been retired.

                                   EXHIBIT A


                                FORM OF WARRANT

                                   EXHIBIT B


                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                       17